  EX-35.5
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue
31st Floor
New York, NY 10179

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells
Fargo"), hereby certifies as follows for the calendar year 2011:

(a) a review of Wells Fargo's activities as Trustee and/or Paying Agent under the servicing agreement(s) listed on Schedule A hereto (the "Servicing
Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

March 1, 2012

/s/ Judith J. Rishel
JUDITH RISHEL
Vice President

Wells Fargo Bank, N.A.
(logo) Together we'll go far

(page)

(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380

To: J.P. Morgan Chase Commercial Mortgage Securities Cor

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for JP Morgan Chase Commercial Mortgage
  Securities Trust 2011-C5,Commercial Mortgage Pass-Through Certificates, Series
  2011-C5, Wells Fargo Bank, N.A. as Trustee and Paying Agent, as applicable.

Wells Fargo Bank, N.A.
(logo) Together we'll go far

Ex-99.1

[Mortgage Loan Purchase Agreement, dated as of September 1, 2011, between JPMorgan
Chase Bank, N.A. and J.P. Morgan Chase Commercial Mortgage Securities Corp.,
relating to the mortgage loans sold to the depositor by JPMorgan Chase Bank, N.A.]

Ex-99.2

[Subservicing Agreement, dated as of September 1, 2011, between Midland Loan
Services, a Division of PNC Bank, National Association, as master servicer, and KeyCorp Real Estate Capital Markets, Inc., as subservicer.]